Exhibit 99.1

1 CF Industries Morgan Stanley Global Chemicals and Agriculture Conference November 14, 2016 Ticker: CF

Safe Harbor Statement 2 All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; risks associated with the Company’s incurrence of additional indebtedness; the Company’s ability to complete an issuance of new long-term debt on terms acceptable to it or at all; the Company’s ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; the Company’s ability to complete its production capacity expansion projects on schedule as planned, on budget or at all; risks associated with the Company’s ability to utilize its tax net operating losses and other tax assets, including the risk that the use of such tax benefits is limited by an “ownership change” (as defined under the Internal Revenue Code and related Internal Revenue Service pronouncements); risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with the operation or management of the strategic venture with CHS Inc. (the “CHS Strategic Venture”); risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is available in the Investor Relations section of the Company’s web site. Forward-looking statements are given only as of the date of this communication and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note Regarding Non-GAAP Financial Measures 3 The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Adjusted net earnings is defined as net earnings attributable to common stockholders adjusted with the impacts of the selected items included in net earnings as summarized in the tables accompanying this presentation. The company has presented adjusted net earnings and adjusted net earnings per diluted share because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance.

Agenda 4 Industry conditions have deteriorated, recovery expected to begin in 2018 Organic and inorganic initiatives have created shareholder value CF is well positioned for the expected nitrogen recovery Donaldsonville expansion complete, Port Neal expansion near completion Management discipline: complete value creating transactions, abandon deals which are no longer attractive Total cash returned to shareholders since 2012 is more than twice net strategic investments

5 Excerpts from Larry Fink’s February 2016 Letter to CEOs “Over the past several years, I have written to the CEOs of leading companies urging resistance to the powerful forces of short-termism afflicting corporate behavior. Reducing these pressures and working instead to invest in long-term growth remains an issue of paramount importance for BlackRock’s clients, most of whom are saving for retirement and other long-term goals, as well as for the entire global economy.” “We certainly support returning excess cash to shareholders, but not at the expense of value-creating investment. We continue to urge companies to adopt balanced capital plans, appropriate for their respective industries, that support strategies for long-term growth.” Larry Fink CEO, BlackRock Management should invest in businesses for the long-term

6 CF’s Capital Allocation Philosophy Commitment to investment grade over the long term Pursue growth within our strategic fairway, where returns exceed the risk-adjusted cost of capital Consistently return excess cash to shareholders in a timely fashion: historical bias towards share repurchases Philosophy remains unchanged Near-term priority: focus on liquidity $1.55 billion in cash on the balance sheet $750 million undrawn revolver ~$800 million cash tax refund expected in 2017 With capacity expansion complete, capex expected to return to $400-$450 million annually; continuing focus on safe, reliable, and compliant operations Debt capital structure Recently priced $1.25B debt offering at attractive rates, proceeds to be used to repay OCI-related financing Long-term target gross debt: ~$4 billion Natural de-levering opportunities: $800 million bond due 2018 and $800 million bond due 2020

Donaldsonville's New Urea, UAN and Ammonia Plants are now Complete



1.4Mtpa Urea Plant

- First new world-scale urea plant to be commissioned in North America since 1998
- Demonstrated production at 110-115% of nameplate capacity(1)



1.8Mtpa UAN Plant

- Largest operating single train UAN plant in the world
- Demonstrated production at ~120% of nameplate capacity(1)



1.3Mtpa Ammonia Plant

- One of four ammonia plants to share distinction of having largest nameplate capacity in the world
- Plant has been on line less than a month and is already operating at nameplate capacity with additional rate increases expected in coming weeks

Launch: Q4 2012 → Q4 2015 → Q1 2016 → Q2 2016 → Q3 2016 → Q4 2016

(1) Actual production rates dependent on product mix decisions.

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8 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Launch: Q4 2012 1.4Mtpa Urea Plant Mechanically complete Granulation unit successfully tested in September 2016 Being started up in parallel with the ammonia plant Urea production is expected soon 900ktpa Ammonia Plant Mechanically complete Steam and gas introduced to the plant Ammonia production is expected soon Port Neal ammonia and urea plants will be online soon

Through the CHS strategic venture, CF has effectively retained more than 60% of expansion production for ~45% of the capital costs

Comparison of expansion project production and sales

'000 product tons per year



Expansion Project Capacity
Donaldsonville Expansion at nameplate
Port Neal Expansion at nameplate
Additional production above nameplate

Expansion projects overall

- Total expansion project capital cost: $5.2B
- Total expansion project output[(1)]: ~4M product tons per year, ~1.9M nutrient tons per year
- Total capacity unit cost[(1)]: $1,300 per product ton, $2,750 per nutrient ton



Expansion Project Sales
CHS Venture UAN
CHS Venture Urea
Mosaic ammonia contract
Retained production at nameplate
Retained production above nameplate

CHS strategic venture

- CHS equity investment: $2.8B
- Share of output: ~1.7M product tons per year, ~0.7M nutrient tons per year
- **CHS capacity unit cost: $1,650 per product ton, $4,000 per nutrient ton**

CF share of expansion projects

- Net CF capital cost: $2.4B
- Net share of output[(1)]: ~2.3M product tons per year, ~1.2M nutrient tons per year
- **Net CF capacity unit cost[(1)]: $1,050 per product ton, $2,000 per nutrient ton**

(1) Assumes production rates of 110% of nameplate capacity

CF
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10 10 (1) Includes proposed new plants designed to produce at least 75K ammonia tons per year Source: CF, Industry Publications, STATSCAN, USDOC Since CF announced the Port Neal and Donaldsonville projects, no other new North American fertilizer plants have begun construction Mosaic LA CHS ND Yara Canada IFFCO Canada Agrium Midwest Northern Plains ND Ohio Valley IN Magnida ID FNA Canada Agrifos/Borealis TX MFC IN Cronus IL Eurochem LA Agrigen LA Agrium AK Dyno Nobel LA BASF/Yara TX CF IA CF LA OCI IA Possible Import Reduction Remaining Import Demand 0 4,000 8,000 12,000 16,000 Announced Projects Cancelled/ Delayed No Construction Industrial Ammonia Plants Nitrogen Fertilizer Plants 2015 Imports Koch/Invista TX 25 Projects Announced (15.1M N Tons)1 6 Projects 12 Projects 4 Projects 3 Projects 2 Others LSB, AR 2015 Imports 11.9M N Tons 7.6M Nutrient tons of remaining imports is the equivalent of ~12 world-scale nitrogen plants Simplot, WY OCI Wever announced September 2012; 2 months before CF’s projects North American nitrogen plant announcements by category ‘000 nutrient tons per annum

11 Large North American fertilizer projects have significantly exceeded initial cost estimates North American Observed Fertilizer Project Capital Increases Actual Observable Spend vs. Initial Announced Cost Nitrogen Potash Completed capital spend $B Months behind original schedule 4.1 Not Complete 0.7 Not Complete 5.2 0-5 2.2 36 0.3 6 2.3 0 0.5 5-7 2.8 Not Complete/ at least 15 Note: Waggaman, LA NH3 plant excluded due to LSTK nature of contract; though EPC contractor has announced losses on contract, exact losses are not observable. Contains projects completed or underway since 2013 that have announced actual spend or current budgets >$250M; includes costs where construction companies have reported losses and loss reserves for fixed cost projects. Excludes projects where costs are not reasonably observable or estimable: Koch – Enid, OK; Dakota Gasification – Beulah, ND; Austin Powder – Greenville, TN; Mosaic – Esterhazy, SK. Sources and assumptions: See appendix slide 44 Simple average observable project cost increase: 56% Cost per product ton ($K) 1.9 1.1 1.0 Operations suspended Indefinitely Restart 2.3 1.3 1.6 1.0 Net CF 1.7 CHS 0% 20% 40% 60% 80% 100% 120% K&S Legacy, SK Agrium Borger, TX CF Expansions PCS New Brunswick Agrium Vanscoy, SK PCS Geismar, LA - Restart LSB NH3 El Dorado, AR OCI Wever, IA

12 Projected returns of capacity expansion projects remain above cost of capital (1) After CHS strategic venture, CF cost ~$2.4B for ~2.3 million product tons per year (2) Other Adjustment include actual sales tax and other incentives received vs. projected, non-gas operating cost refinement, tax rate refinement, Mosaic supply agreement and Mosaic like kind exchange tax reduction on sale of phosphate business (3) CRU, Fertecon, other industry publications Capacity Expansion Projects Return Adjustments since 2012 Returns remain above cost of capital Lowered vs. initial estimate due to higher capex, delayed startup and lower near-term fertilizer prices Offset by greater-than-nameplate capacity demonstrated, lower gas prices and bonus depreciation Projects have enabled strategic opportunities that have created value for CF such as CHS and Mosaic transactions Range of third party consultant price forecasts(3) CF weighted average cost of capital (1) (2) 0% 5% 10% 15% 20% 2012 Approval Approval Adjusted for CHS Actual Cost & Time Current Gas Strip Current Selling Prices Capacity above nameplate Other Adj. Estimated Project IRR

CF has a recent history of exploring and executing strategic transactions to create shareholder value

	Mosaic 2013	Yara 2014	GrowHow UK 2015	OCI 2015	CHS 2015-16
Type	$1.4B sale of phosphate + long-term ammonia supply contract	Initial discussion of merger-of-equals domiciled in UK	~$580M purchase of 50% partner interest in joint venture	~$8.2B business combination, domiciled in UK	$2.8B equity investment by CHS + long-term supply agreement
Deal Thesis	• Mosaic best economic owner of Florida phosphate • CF committed ~50% of new Donaldsonville ammonia to Mosaic	• Up to ~$500M in operational and structural synergies	• Increase production by 10% without any incremental capex • Import-dependent region	• ~$500M in operational and structural synergies	• Established ratable offtake with market leader at attractive pricing
Result	**Completed:** Received $1.4Bn; taxes minimized through like-kind exchange with expansion projects	**Joint termination:** Unable to resolve structural value leakage	**Completed:** Closed in Q3 2015; 2016 on-track to increase production by 10% with much lower gas cost, weaker price environment	**Terminated:** Regulatory and market changes significantly reduced shareholder value accretion	**Completed:** Received $2.8Bn investment in tax-efficient manner

CF solely focused on shareholder value when exploring and executing significant transactions

CF

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14 Total capital returned to shareholders since 2012 is more than twice net strategic investments Major Portfolio Actions Return of Excess Capital Action Year Business Growth / (Shrink) Expansion of Port Neal and Donaldsonville 2012 to 2016 5.2 Sale of equity interest in CF Industries Nitrogen, LLC to CHS 2015 (2.8) Sale of Phosphate to Mosaic (pre-tax) 2013 (1.4) Acquisition of Remaining 34% Interest in Medicine Hat 2012 0.9 Acquisition of Remaining 50% Interest in GrowHow 2015 0.6 Net major portfolio investment $2.5 Action Year Cash Returned Share Repurchases 2012 to Present 4.4 Dividends 2012 to Present 0.9 Total capital returned $5.3 All actions >$100M. Shown in $B

The proposed OCI transaction was initially value-creating but regulatory & market changes reduced the benefit to CF shareholders

Deal On Announcement (August 6, 2015)

- Estimated after-tax, run-rate synergies of ~$500 million annually, mid-to-high teens cash flow accretion to shareholders
- The basket of consideration provided to OCI included 25.6% of shares in the combined company plus $700M of cash or additional shares, as well as the assumption of $2.2Bn of debt
- Wever, IA plant expected online in early 2016

Interim Events

- US Treasury issued new tax inversion rules in November 2015, requiring moving new company domicile from the UK to the Netherlands
- US Treasury introduced new regulations to curb "earnings stripping" in April 2016, eliminating significant structural synergies
- Urea prices fell by ~32%, share price of both companies had fallen by ~50%
- Wever construction program considerably delayed versus expectations

Deal Upon Termination (May 22, 2016)

- Significantly lower annual synergies resulting from changes in the tax regulations and commercial environment
- Although OCI and CF share value fell similarly, the fixed $700M consideration had an increasingly dilutive impact on CF shareholders
- Wever, IA plant not yet online, with significant additional investment required

CF cancelled transaction when shareholder value was significantly diminished

CF

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16 Similarly, in 2014, CF and Yara considered a merger of equals, driven by potential opportunity to increase shareholder value Discussions abandoned when it became clear that a value-creating opportunity was not available Initial discussions between CF and Yara identified significant potential operational synergies, and the opportunity to create a tax-efficient combination This vision required the combined company to be domiciled in a tax-efficient global hub, namely the UK On September 23, both companies confirmed discussions following media rumors. Shortly thereafter, the Norwegian Government involved itself in the negotiations and appointed its own financial advisor to represent its interests. Norwegian politicians went on record stating that the combined company headquarters would have to be in Norway The Norwegian state directly owned 36% of Yara, and any transaction would have required parliamentary approval As both Norway and the United States each levy between 5 to 15% withholding tax on cross-border cash flows, the net impact of locating a combined global headquarters in Norway, rather than the UK, was a $700M annual cash penalty, more than wiping out any operational synergies Norway is actually a less tax-efficient domicile than the United States On October 16, CF and Yara jointly terminated discussions Note: In mid-2014, CF and Yara initiated discussion regarding a potential merger of equals led by Jorgen Haslestad of Yara and Tony Will of CF. In July, the Board of Yara announced that Jorgen Haslestad would no longer serve as CEO effective February 2015 and would be replaced by Svein Richard Brandtzaeg (CEO of Yara’s former parent Norsk Hydro). On September 26, Brandtzaeg announced he would no longer serve as CEO once he learned of the discussions with CF. On October 7, Jorgen Haslestad resigned as CEO of Yara and Leif Teksum, Chairman of Yara, led the discussions with CF

Agenda 17 Industry conditions have deteriorated, recovery expected to begin in 2018 Organic and inorganic initiatives have created shareholder value CF is well positioned for the expected nitrogen recovery Donaldsonville expansion complete, Port Neal expansion near completion Disciplined management to complete value creating transactions and abandon deals which are no longer attractive Total capital returned to shareholders since 2012 is more than twice net strategic investments Nitrogen pricing has fallen due to increased supply and decreased energy costs globally Nitrogen demand is expected to continue to grow at ~2% per year Marginal cost producers have reacted to lower prices by shutting down plants and reducing operating rates Supply and demand spread is expected to tighten beginning in 2018

Nitrogen demand is expected to grow by approximately 2% each year



Total Nitrogen Consumption 2000-2015
(Million Nutrient Tonnes)
180
160
140
120
100
80
60
40
20
0
2000
2003
2006
2009
2012
2015
Overall
15-yr CAGR=2.2%
Industrial
15-yr CAGR
=3.0%
Agricultural
15-yr CAGR
=2.0%
Rest of World
Latin America
Europe
North America
Other Asia
India
China

Demand growth requires:

- Additional 3 million nutrient tonnes each year
- Incremental ~3.7 million tonnes of new ammonia capacity annually
  - Equivalent to ~6.6 million tonnes of incremental urea capacity)
  - Equivalent to 5 world scale ammonia/urea plants
- **Investment of $9-14 billion in capital expenditures to meet annual demand growth***

Sources: Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, CF Industries
Note: *Assumes capex requirements consistent with recent North American, Middle East, and African plants

CF
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19 CF has found the global cost curve to be an effective guide to global nitrogen floor prices Note: Initial cost curve published by CF for the year referenced 2013 Cost Curve: June 11, 2013 Investor Day Presentation; 2014 Cost Curve: February 19, 2014 Q4 Earnings Presentation; 2015 Cost Curve: May 6, 2015 Q1 Earnings Presentation; 2016 Cost Curve: February 17, 2016 Q4 Earnings Presentation; Investor Presentation Summer/Fall 2016 – 8/8/2016 Feb 2016 Curve Aug 2016 Curve Preceding CF cost curve forecast price range Subsequent US Gulf Urea annual average price Temporary supply / demand dislocation can cause prices to deviate from projected cost curve $/ton Comparison of CF Cost Curve forecast price range and subsequent annual average US Gulf urea price Unpublished cost curves Published cost curves $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2010 2011 2012 2013 2014 2015 2016 (through 9/30)

Assuming a 2% growth in demand, the 2017 forecast price range is ~$210-245 per ton at the US Gulf, with 2018 projected higher 2017 Monthly Delivered U.S. Gulf Urea Cost Curve(1) Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons (1) Assumptions on exchange rates, coal, gas, and oil prices included in appendix slide 45 20 20 0 5 10 15 Appx. 2017 Price Range Energy (N.G.) Other Cash Freight/Load Shipments: 16.8 MM ST Avg Appx. Monthly Range Energy (N.G) Other Cash Freight/Load Energy (Coal) 0 100 200 300 $400 North America Latin America MENA Other FSU Russia South Asia Indonesia China – Advanced Inland Low India Western Europe China – Advanced Coastal Ukraine Southeast Asia Eastern Europe China – Advanced Inland High Lithuania China – Natural Gas Low China – Anthracite Low China – Anthracite High China – Natural Gas High

With excess capacity and resultant lower prices, marginal plants under financial stress are expected to progress through 3 stages

1 Turn down, before shut down

- Operators reduce production rates when netbacks fall below variable cost
- However, there is a limit - ammonia plants lose significant efficiency operating at rates below 70%
- Even a plant running at lower rates must continue to spend capex
  - Every nitrogen plant faces a major turnaround every 3 to 4 years
  - In addition, Chinese coal-fed plants face multi-million dollar overhauls of their coal gasifiers every 6-12 months

2 Plant shut down: no hope, or go broke

- Producers may keep manufacturing product, even though they are losing money on every ton, as long as they expect the price to recover within their shutdown and start up costs
  - A small – mid-size Chinese producer that believes the urea price will recover in a matter of weeks, should operate up to ~$20 below variable cost, to avoid the estimated costs associated with shut down / start up
- As a result, plants only shutdown when the operators have either given up hope of a recovery, or have run out of cash to subsidize operations

3 Shutdown + 9: plant permanently off-line

- Many plant components deteriorate while idle, especially rotating equipment, which is ideally rotated manually on a weekly basis
  - Catalyst declines significantly unless under nitrogen blanket
  - Heat exchangers are especially prone to corrosion as full draining is often unachievable
- Upon restart, valuable components will require replacement, especially catalyst
  - Potash Corp spent $260 million to resume Geismar in February 2013
- As a result, after about 9 months of shutdown, plants are much less likely to restart without a major price increase that would offset the required restart capex

Source: CF, PCS 2012 10-K, Industry publications

CF

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Anthracite Lump Anthracite Powder Thermal Natural Gas Other Anthracite Powder Thermal Anthracite Lump Anthracite Lump Anthracite Powder Thermal Natural Gas 0 25 50 75 100 125 Operating Capacity Pre-2012 74.2 Capacity Added 2012-2016 36.5 Capacity Closed 2012-2016 -22.9 Operating Capacity 2016 87.7 China Urea Capacity Evolution, 2012-Current Million tonnes Nameplate Capacity (350 days): 85.2 39.3 25.6 98.8 Net additional pipeline capacity (nameplate): 6.4 million tonnes; additional capacity less plants in temporary shutdown (assumed closed) is 3.4 million tons Capacity - reported at 330 operating days vs. 350 nameplate due to typical plant maintenance period for coal-fired plants Natural Gas capacity reported at 65% operating rate due to winter natural gas allocation period “Other” includes coke-oven gas, oil, and de-oil bitumen feedstock Source: Baiinfo, CFMW, Fertecon, CRU, Industry Publications, CF Impact of Chinese Stimulus 4 Trillion RMB stimulus package implemented starting in 2009 Lowered loan security requirements and reduced interest rates from 6.4% to 1.9% The reduced capital cost improved the expected urea project returns by ~10% This stimulus resulted in significant thermal coal fired plant construction, which came at the expense of existing high cost anthracite based production Although China has added ~40M mt of capacity, it has also closed ~26M mt of capacity, including 8M mt in 2016 22

Reduction of urea operating rates have been seen worldwide, while majority of shutdowns have been in China Turndown of operating rates Cumulative Shutdowns Source: Fertecon, CFMW, Baiinfo, Fert.cn, CF analysis Note: includes all turndowns in regions which have experienced either economic hardship due to selling prices, gas supply challenges, or political instability; excludes turndowns in other areas; excludes increase of operating rates in China in 2011 (+2.4M), 2014 (+0.8M), 2015 (+2.3M) Million Tonnes Million Tonnes 23 - 5 10 15 20 25 30 2011 2012 2013 2014 2015 2016 - 2 4 6 8 10 12 14 2011 2012 2013 2014 2015 2016 L. America Middle East Africa C. Europe Ukraine Asia China

Projected Global Operating Changes with 2% Demand Growth 2017-2019 (Annual Demand/Supply volume) “Production Increase” includes new production resulting from low cost capacity additions. “Closure and Operating Rate Reduction” includes expected operating changes in high cost regions. 2016 includes observed China capacity closures. 2016 demand includes India inventory carry-in (1.2 MM tonnes) from 2015. 2014-2016 demand growth averaged 1.9% per year. 2016 Even with the in-flight capacity additions, global operating rates are projected to begin to increase during 2018 Observed/ already closed Anticipated 2% Annual Demand Growth (2000-15 average: 2.2%) 2018 demand growth projected greater than new production, necessitating an increase in run rate 2017 demand growth likely less than incremental new production, so operating rates expected to fall 2017 2018 2019 2020 Operating rates need to continue to increase 24 2015 Demand 2016 Production Increase Closure and Op. Rate Reduction 2016 Demand 2017 Production Increase Closure and Op. Rate Reduction 2017 Demand 2018 Production Increase Run Rate Increase 2018 Demand 2019 Production Increase Run Rate Increase 2019 Demand 2020 Production Increase Run Rate Increase 2020 Demand

Agenda

Organic and inorganic initiatives have created shareholder value	• Donaldsonville expansion complete, Port Neal expansion near completion • Disciplined management to complete value creating transactions and abandon deals which are no longer attractive • Total capital returned to shareholders since 2012 is more than twice net strategic investments
Industry conditions have deteriorated, recovery expected to begin in 2018	• Nitrogen pricing has fallen due to increased supply and decreased energy costs globally • Nitrogen demand is expected to continue to grow at ~2% per year • Marginal cost producers have reacted to lower prices by shutting down plants and reducing operating rates • Supply and demand spread is expected to tighten beginning in 2018
CF is well positioned for the expected nitrogen recovery	• CF has the best-in-class production and distribution network in a low gas cost, import-dependent region • Shareholders participate at an increasing rate of nitrogen capacity per share • CF outperformed peers in stronger price environments historically • Strong liquidity position, resilient capital structure, ability to maintain dividend

CF

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26 CF is well-positioned for sector recovery Nitrogen demand has grown at 2.2% per year for the last 15 years Population and protein consumption growth Industrial demand Only “non-discretionary” nutrient Although the nitrogen market is currently oversupplied, demand growth is expected to outpace new supply post-2017, tightening the supply/demand balance Just to keep up with a 2% demand growth requires 5 world scale plants per year, requiring ~$9-14B in capex each year Current product prices do not support appropriate returns on new construction Industry backdrop CF specific factors Pure play nitrogen manufacturing company, focused in North America Largest asset base and distribution in North America Even after all in-flight capacity additions come on line, North America is expected to import ~30 percent of total nitrogen requirements “In-market” premium is expected continue North America has significant natural gas cost advantage vs. other global producers CF has among the lowest delivered cost in North America Modifications to debt capital structure allows CF to maintain existing dividend

0 20 40 60 80 100% NH3 Urea UAN AN 7,150 2,300 850 850 2,350 7,600 CF Agrium PCS 1,550 Koch 2,050 IPL OCI LSB 550 Yara 550 Others Imports 28% 30% 9% 6% 8% 2% 2% 9% North American Supply Share (incl. Imports) 27 Estimated 2017 North America Nitrogen Landscape (‘000 short nutrient tons) After all North American capacity additions, region continues to be import-dependent 27 Note: Includes operating and turnaround assumptions Source: CF Industries, IFDC, USDOC and TFI CF Industries Agrium PCS Koch Others Imports Other 3% 15% 3% 27

CF benefits from an outstanding distribution network



Rycroft
Vanscoy
Medicine Hat
Brandon
Ritzville
Velva
Grand Forks
Glenwood
Pine Bend
Spencer
Port Neal
Albany
Garner
Blair
Fremont
Hastings
Aurora
Bigelow
Palmyra
Peru
Seneca
Kingston
Huntington
Frankfort
Terre Haute
Cowden
Cincinnati
Evansville
Mount Vernon
St. Louis
Verdigris
Woodward
Muskegon
Courtright
East Liverpool
Chesapeake
Wilmington
Yazoo City
New Orleans
Braithwaite
Donaldsonville
Billingham
Ince
2015 Nitrogen Demand
('000 Nitrogen Tons)
0 - 249
250 - 499
500 - 999
1,000 - 1,499
1,500+
Location Key
CF Plants
Ammonia terminal (owned & leased)
UAN terminal (leased / transload)
Ammonia / UAN terminal (owned & leased)
Magellan Pipeline
NuStar Pipeline

- In 2017, CF will convert ~1 BCF of natural gas daily and account for ~1% of North American gas consumption
  - Largest North American industrial purchaser of natural gas
- Largest North American nitrogen distribution network
  - Rail: over 5 million product tons carried by a 5,500 rail car fleet
  - Water: over 4 million product tons with a fleet of 32 liquid barges
  - Pipeline: ~1 million tons via the NuStar and Magellan ammonia pipelines
- CF's North American system has capacity of over 1.2 million tons each for both ammonia and UAN
- CF is also the largest industrial gas purchaser in the UK, accounting for ~1% of domestic gas consumption

CF

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29 CF financing update Long-term, resilient capital structure in place $1.25Bn debt issuance priced on November 10, with $500M of 5 year bonds at 3.40% and $750M of 10 year bonds at 4.50% Secured issuance rated as investment grade by S&P (BBB), Moody’s (Baa3) and Fitch (BBB-) Closing expected to occur on November 21, subject to customary closing conditions Proceeds will be used to pre-pay existing $1Bn private placement notes (issued in anticipation of OCI combination) and to pay related make-whole amount plus transaction fees In addition, CF is expecting to receive an estimated tax refund of ~$800M in Q3 2017 Exact amount of refund dependent on timing of Port Neal expansion start up Proceeds expected to fund repayment of $800M bonds maturing in May 2018 Revolver and new debt covenants allow for continuation of existing dividend

30 Corporate governance: record of best practices approved Modified corporate governance guidelines and amended the corporate governance and nominating committee charter to reflect the Board’s intent to achieve greater director diversity (2013), women now comprise 20 percent of the Board. Separated the offices of chairperson and CEO, and appointed the company’s first independent chairperson (2014). Nine of our 10 directors are currently independent. Annual board, committee, and individual director evaluations. Stock ownership guidelines for directors. Board of Directors Adopted majority-voting standard for the election of directors in uncontested elections (2012). Approved declassification of the Board (2013); all directors have been elected annually since our 2015 annual meeting of shareholders. Eliminated all super-majority voting provisions in our charter and bylaws (2014). Granted holders of at least 25 percent of our common stock the right to call a special meeting of shareholders (2014). Amended our bylaws to implement “proxy access,” allowing eligible shareholders to include their own nominees for director in our proxy materials along with the Board-nominated candidates (2015). Stockholder Rights Began publishing an annual Corporate Sustainability Report (2012). Beginning with the 2015 Corporate Sustainability Report, the report is prepared in accordance with core guidelines of the Global Reporting Initiative (GRI). Began publishing semi-annual reports on political and charitable contributions (2012). Environmental and Social Stewardship CF Industries is committed to implementing best practices and engaging with our shareholders on matters of corporate governance.

$2.50 $2.75 $3.00 $3.25 $3.50 $200 $0.7 $0.6 $0.5 $0.5 $0.4 $225 $1.0 $1.0 $0.9 $0.8 $0.8 $250 $1.4 $1.3 $1.2 $1.2 $1.1 $275 $1.7 $1.6 $1.6 $1.5 $1.4 $300 $2.1 $2.0 $1.9 $1.9 $1.8 $325 $2.4 $2.3 $2.3 $2.2 $2.1 $350 $2.8 $2.7 $2.6 $2.5 $2.5 $375 $3.1 $3.0 $3.0 $2.9 $2.8 $400 $3.4 $3.4 $3.3 $3.2 $3.1 31 Source: CF Industries Note: Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $18.47 per ton change in AN price and a $44.57 per ton change in ammonia price, including products sold by CF Fertilisers UK. Products sold under the CHS supply agreement also are excluded from the price sensitivity calculation in 2017PF, reflecting the terms of CHS’ minority equity ownership interest. Nitrogen price sensitivity is applied only to major products (ammonia, urea, UAN, and AN). The table was created by using 2015 adjusted EBITDA(1) of $1.98 billion and gas consumption, accounting for: Increases in production capacity from the expansion projects at Donaldsonville and Port Neal; Increases in production from the CF Fertilisers UK assets; the effects of the CF Fertilisers UK acquisition and CHS minority equity investment; and the effects of the long-term Orica and Mosaic contracts. Natural gas sensitivity is based on 2015 gas consumption of approximately 260 million MMBtus. Additional gas consumption from the capacity expansions has been added while gas consumption associated with the long-term contracts with Orica and Mosaic has been excluded because these contracts are priced on a gas-plus basis. In addition, gas consumption reflecting CHS’ minority equity ownership interest has also been excluded. See Appendix for 2015 EBITDA reconciliation in Appendix Slide 41. Assumes CF’s 2015 North American basis differential to Henry Hub of ($0.13)/MMBtu. 31 CF is well positioned for expected pricing recovery $25/ton urea equivalent movement implies ~$350M change in EBITDA on an annual basis Table illustrates resiliency of CF Industries’ business across a broad range of conditions CF Realized North American Natural Gas Cost ($/MMBtu)(2) CF Realized Urea Equivalent Price ($/ton) $ billions EBITDA Sensitivity to Natural Gas and Urea Prices $ millions EBITDA Sensitivity to $25 Change in Urea Prices Over Time Chart shows growing EBITDA exposure to pricing as production capacity has grown

32 Excludes 34% of Canadian Fertilizers Limited (CFL) that was owned by Viterra. CFL operations were treated as a consolidated variable interest entity in CF Industries Holdings, Inc. financial statements. Acquisition of all outstanding interests in CFL that closed on April 30, 2013 and ammonia debottleneck projects that were completed from January 2011 through December 2013. Acquisition of remaining 50% interest in CF Fertilisers UK from Yara. October 31, 2016 run rate includes completed ammonia, urea, and UAN capacity expansion projects at Donaldsonville, LA. Production capacity and nitrogen capacity per 1,000 shares adjusted to account for the product tons dedicated to the CHS strategic venture. Ammonia and urea expansions at Port Neal, IA with anticipated completion of both projects in Q4 2016. As of September 30, 2016, the company had 233 million shares outstanding. On June 17, 2015, CF Industries common stock split 5-for-1. All share and per-share data have been adjusted to reflect the stock split. 2.6 6.2 6.7 7.4(5) 8.1(5)(6) Production Capacity (nutrient tons in millions) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding CF Industries’ Nitrogen Volumes and Shares Outstanding Million shares Outstanding (7) Increasing shareholders participation in the business by continuing to increase nutrient tons per share 11 17 24 32 (5) 35 (5) (6) 0 50 100 150 200 250 300 350 400 0 5 10 15 20 25 30 35 40 2010 Pre-Terra Acquisition (1) 2010 Post-Terra Acquisition Executed Growth (2) (as of 12/31/13) CF Fertilisers UK (3) Completed D'Ville Expansion (as of 10/31/16) (4) Completed Port Neal Capacity Expansion (in Q4 2016) (6) Share Count

CF has outperformed competitors in a strengthening market 33 Note: assumes dividends reinvested pre-tax Source: Capital IQ as of 11/11/16 Overall Strengthening Price Environment Declining Price Environment Jan 2010 - Today Jan 10 – Jun 15 Jul 15 – Today CF 70% 272% (54%) Agrium 79% 84% (4%) Mosaic (50%) (19%) (38%) Potash (42%) (7%) (38%) Yara 0% 31% (23%) Total Shareholder Returns [in USD] (Jan 1, 2010 – Nov 11, 2016) Relative TSR by Time Period Jan 1, 2010 – Nov 11, 2016 Stronger Price Environment CF AGU MOS POT YAR Declining Price Environment -100% -50% 0% 50% 100% 150% 200% 250% 300% 350% Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16

Appendix

Third Quarter and Nine Months Ended September 30, 2016 Results

Financial Overview

- Q3 net loss of $30 million, or ($0.13) per diluted share. Q3 adjusted net earnings of +$30 million, or +$0.13 per diluted share
- Nine months net earnings of $43 million, or $0.19 per diluted share. Nine months adjusted net earnings of $199 million, or $0.85 per diluted share
- Q3 adjusted EBITDA of $83 million and nine months adjusted EBITDA[2] of $725 million
- Bonus depreciation on expansion projects driving estimated tax refund of ~$800 million in 2017
- Due to the uncertain duration of the current low-price environment, the company is taking steps to maintain a strong liquidity position and improve the resilience of its capital structure

Commercial Environment

- CF's realized price for urea, UAN and ammonia all fell by ~35% for Q3 2016 compared to Q3 2015, driven by new global capacity additions in 2016, and continued compression in global energy prices
- Typically slow third quarter shipments were exacerbated by delayed fertilizer purchases in North America
- Since the end of the third quarter, sales, volumes and product prices have improved, as customers prepare for spring

Operations

- New Donaldsonville ammonia plant was started-up in September 2016 and is now running at nameplate capacity, marking the completion of capacity expansions at Donaldsonville
- Steam and gas introduced to the new ammonia plant at Port Neal
  - Ammonia and urea production expected to begin soon
- Vessel shipments of more than 1 million short tons of UAN through the first nine months of 2016

(1) See slide 39 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share.
(2) See slide 40 for reconciliation of EBITDA and adjusted EBITDA.

CF

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36 Financial Results- Third Quarter and Nine Months Ended September 30, 2016 Depreciation and amortization related to property, plant and equipment was $139 million and $425 million for the three and nine months ended September 30, 2016, respectively, and $117 million and $317 million for the three and nine months ended September 30, 2015, respectively. See slide 39 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share. See slide 40 for reconciliation of EBITDA and adjusted EBITDA. Includes the cost of natural gas that is included in cost of sales during the period. Includes realized (gains) and losses on natural gas derivatives settled during the period. Excludes unrealized net mark-to-market (gains) and losses on natural gas derivatives. In millions, except percentages, per MMBtu and EPS 2016 Q3 2016 Q3 2015 Q3 2015 Q3 2016 YTD 2016 YTD 2015 YTD 2015 YTD Net sales $ 680 $ 928 $ 2,818 $ 3,193 Gross margin(1) 2 165 746 1,267 - As percent of net sales 0.3% 17.8% 26.5% 39.7 % Net (loss) earnings attributable to common stockholders (30) 90 43 673 Adjusted net earnings(2) 30 127 199 728 Net (loss) earnings per diluted share (0.13) 0.39 0.19 2.84 Adjusted net earnings per diluted share(2) 0.13 0.54 0.85 3.07 EBITDA(3) $ (6) $ 256 $ 530 $ 1,412 Adjusted EBITDA(3) $ 83 $ 352 $ 725 $ 1,530 Diluted average shares outstanding 233.1 234.0 233.5 236.9 Natural Gas (per MMBtu): Natural gas costs in cost of sales(4) $ 2.70 $ 3.00 $ 2.41 $ 3.07 Realized derivatives loss(5) $ 0.17 $ 0.05 $ 0.60 $ 0.23 Cost of natural gas in cost of sales $ 2.87 $ 3.05 $ 3.01 $ 3.30 Unrealized net mark-to-market loss (gain) on natural gas derivatives $ 21 $ 126 $ (169) $ 79

37 CF’s capital structure was modified for the proposed OCI combination, and then again for standalone CF in current conditions Gross Debt: $4.6 billion with investment grade covenant structure $1 billion revolver, upsized to $1.5 billion in March 2015 Pre-OCI Announcement 2014 – July 2015 Proposed CF / OCI Combination August 2015 – May 2016 CF Standalone June 2016 onwards Needed to re-finance ~$1 billion of legacy OCI debt at transaction close Combined CF and OCI was to have 3 additional operating plants at close CF issued $1 billion of private placement notes with long-dated maturities (7, 10, 12 years) Registered public debt market closed to CF due to lack of audited financials for in-scope OCI businesses A term loan would have resulted in ~$4 billion of maturities within the first few years of the combination and, therefore, was rejected Resulting gross debt: $5.6 billion On announcement of OCI transaction, upsized revolver from $1.5 billion to $2 billion CF is intending to re-finance with the pending issuance of new long-term secured debt, borrowings under the company’s revolving credit facility, cash on hand or a combination of any of the foregoing. Long-term target debt level of ~$4 billion Securitized $750 million revolver reflects standalone business New capital structure allows CF to maintain existing dividend

38 CF’s share repurchase approach changed in 2013 Source: Capital IQ Capped repurchase program; share price range-bound Consistent and timely return of capital to shareholders as available CF Stock price and share repurchase program, 2011 to date Y-axis: stock price, X-axis: time, including duration of buy-back programs $5.4 billion of repurchases at an average price of $41 per share $0 $10 $20 $30 $40 $50 $60 $70 2011 2012 2013 2014 2015 2016 $1.0B $1.1B $1.9B $900M $0.5B

Non-GAAP: Reconciliation of Net Earnings and Net Earnings Per Diluted Share (EPS) to Adjusted Net Earnings and Adjusted EPS

	Three months ended September 30,				Nine months ended September 30,			
	2016		2015		2016		2015	
	Amount	*EPS Impact*	Amount	*EPS Impact*	Amount	*EPS Impact*	Amount	*EPS Impact*
Net (loss) earnings/EPS attributable to common stockholders	$ (30)	$(0.13)	$ 90	$0.39	$ 43	$0.19	$ 673	$2.84
Memo: Selected items included above								
Unrealized mark-to-market (gain) loss on natural gas derivatives	$ 21	$0.09	$ 126	$0.54	$ (169)	$(0.73)	$ 79	$0.33
Unrealized loss on embedded derivative(1)	22	0.09	—	—	22	0.09	—	—
Transaction costs(2)	—	—	37	0.16	179	0.77	37	0.16
Expansion project expenses	24	0.10	15	0.06	59	0.25	36	0.15
Start-up costs Donaldsonville ammonia	18	0.08	—	—	18	0.08	—	—
(Gain) loss on foreign currency derivatives	(1)	—	—	—	(2)	(0.01)	19	0.08
Loss (gain) on foreign currency transactions(3)	3	0.01	12	0.05	86	0.37	(2)	(0.01)
Financing costs related to bridge loan commitment fee	—	—	6	0.03	28	0.12	6	0.02
Revolver amendment fees(4)	2	0.01	—	—	2	0.01	—	—
Private Senior Notes amendment fees	2	0.01	—	—	2	0.01	—	—
Gain on remeasurement of CF Fertilisers UK investment	—	—	(94)	(0.40)	—	—	(94)	(0.40)
Loss on sale of equity method investments	—	—	—	—	—	—	43	0.18
Income tax adjustments(5)	(31)	(0.13)	(65)	(0.29)	(69)	(0.30)	(69)	(0.28)
Total adjustments	$ 60	$0.26	$ 37	$0.15	$ 156	$0.66	$ 55	$0.23
Adjusted net earnings/ adjusted EPS attributable to common stockholders	$ 30	$0.13	$ 127	$0.54	$ 199	$0.85	$ 728	$3.07

(1) *Represents the unrealized mark-to-market loss in the third quarter of 2016 on the embedded derivative included within the terms of the company's strategic venture with CHS.*

(2) *Transaction costs primarily relate to various consulting and legal services associated with executing the strategic agreements pertaining to our proposed combination with the ENA Business of OCI and our strategic venture with CHS. Transaction costs include the $150 million termination fee paid by CF Holdings to OCI as a result of the termination of the combination agreement.*

(3) *Loss (gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested.*

(4) *Not included in the calculation of EBITDA.*

(5) *Represents the adjustment to the GAAP basis tax provision reflecting the tax impact of the other non-GAAP adjustments. The income tax adjustments for the three and nine months ended September 30, 2016 also include the tax impact of certain transaction costs that were capitalized in prior tax periods and that are now deductible as a result of the termination of the combination agreement with OCI.*

CF
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Non-GAAP: Reconciliation of Net Earnings to EBITDA and Adjusted EBITDA

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
	(in millions)			
Net (loss) earnings attributable to common stockholders	$ (30)	$ 90	$ 43	$ 673
Interest expense (income) – net	29	30	126	92
Income taxes[1]	(131)	20	(21)	322
Depreciation and amortization	148	129	475	348
Less: Other adjustments	(22)	(13)	(93)	(23)
EBITDA[2]	$ (6)	$ 256	$ 530	$ 1,412
Memo: Selected items included in EBITDA				
Unrealized mark-to-market loss (gain) on natural gas derivatives	$ 21	$ 126	$ (169)	$ 79
Unrealized loss on embedded derivative[3]	22	—	22	—
Transaction costs[4]	—	37	179	37
Expansion project expenses	24	15	59	36
Start-up costs Donaldsonville ammonia	18	—	18	—
(Gain) loss on foreign currency derivatives	(1)	—	(2)	19
Gain on re-measurement of CF Fertilisers UK investment	—	(94)	—	(94)
Loss (gain) on foreign currency transactions[4]	3	12	86	(2)
Private senior Notes amendment fees	2	—	2	—
Loss on sale of equity method investments	—	—	—	43
Total adjustments	$ 89	$ 96	$ 195	$ 118
Adjusted EBITDA[2]	$ 83	$ 352	$ 725	$ 1,530

(1) *Includes the tax benefit of $11 million on loss on sale of non-operating equity investment for the nine months ended September 30, 2015.*

(2) *EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. We have presented EBITDA and adjusted EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.*

(3) *Represents the unrealized mark-to-market loss in the third quarter of 2016 on the embedded derivative included within the terms of the company's strategic venture with CHS.*

(4) *Transaction costs include the $150 million termination fee paid by CF Holdings to OCI in the second quarter of 2016 as a result of the termination of the combination agreement with OCI and costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS.*

(5) *Loss (gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested.*

CF
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41 Non-GAAP: Reconciliation of Net Earnings to EBITDA and Adjusted EBITDA Twelve months ended December 31, 2015 2015 (in millions) Net earnings attributable to common stockholders $ 700 Interest expense (income) – net 131 Income taxes(1) 385 Depreciation and amortization 480 Less: Other adjustments(2) (30) EBITDA(2) 1,666 Memo: Selected items included above Unrealized mark-to-market loss on natural gas derivatives 176 Transaction costs(3) 57 Expansion project expenses 51 Losses on foreign currency derivatives 22 Gain on foreign currency transactions(4) (8) Loss on sale of equity method investments 43 Gain on re-measurement of CF Fertilisers UK investment (94) Impairment of equity method investment in PLNL 62 Total adjustments $ 309 Adjusted EBITDA(2) $ 1,975 For the twelve months ended December 31, 2015, income taxes includes a tax benefit of $11 million on the loss on sale of a non-operating equity method investment, which is included in equity in earnings of non-operating affiliates—net of taxes on our consolidated statement of operations. EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA. Transaction costs relate to various consulting and legal services associated with executing the strategic agreements pertaining to our proposed combination with the ENA Business of OCI and our strategic venture with CHS. Gain on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested.

42 ~40% of final estimated expansion project capital was spent by end of 2014 $/short ton Major equipment ordered Construction contractors selected Necessary permits received Site clearing and piling under way Most major equipment on site Piling completed, concrete work under way Steel erection under way Check estimate based on 80% of engineering complete Engineering complete DV Urea plant mechanically complete and commissioned DV UAN plant mechanically complete DV UAN Plant commissioned DV NH3 plant mechanically complete and commissioned Port Neal NH3 and Urea plants mechanically complete Port Neal NH3 and Urea plants scheduled to be commissioned Q4 2016 Q4: Project approved by Board of Directors EP contract negotiated with UHDE Milestones 0.9 2.1 4.1 5.2 Expansion projects capital expenditure by year vs. US Gulf urea price $US billions 0.9 1.2 2.0 1.1 5.2 0 100 200 300 400 500 600 0 1 2 3 4 5 6 2012 2013 2014 2015 2016 Cumulative

43 Sources of “Large North American fertilizer projects have significantly exceeded initial cost estimates” slide Fertilizer Project Annual Capacity (000 st) Initial Cost ($M) Updated Cost ($M) Sources K+S Legacy 2,205 $3,250 $4,100 Initial est.: http://www.k-plus-s.com/en/news/presseinformationen/2011/presse-111129.html Update: http://www.k-plus-s.com/en/pdf/2016/quartalsmitteilung_1-3.pdf Agrium Borger 672 $560 Initially $720 for project consisting of 672k st urea expansion and 160k st NH3 debottleneck - $160 NH3 cost (CF est. of $1,000/st on 160k st) Within 5% of $720 NH3 debottleneck removed from project scope Initial est: http://www.agrium.com/en/investors/news-releases/2014/agriums-board-approves-nitrogen-debottleneck-expansion Update: http://www.agrium.com/system/files/015-016_agrium_announces_second_quarter_results_0.pdf PCS New Brunswick 2,205 $1,600 $2,200 Initial est.: http://www.potashcorp.com/news/347/ Update: https://www.sec.gov/Archives/edgar/data/855931/000119312515363607/d69110d10q.htm Agrium Vanscoy 1,102 $1,500 $2,300 Initial est.: https://www.agrium.com/en/investors/news-releases/2011/agriums-board-approves-substantial-potash-expansion Update: https://www.agrium.com/system/files/agrium_2014_annualreport.pdf PCS Geismar 551 $158 $260 Initial est.: http://www.potashcorp.com/news/1125/ Update: https://www.sec.gov/Archives/edgar/data/855931/000119312513186395/d519895d10q.htm LSB El Dorado 385 $275 $510 Initial est.: http://investors.lsbindustries.com/phoenix.zhtml?c=114410&p=irol-newsArticle&ID=1847715 Update: https://www.sec.gov/Archives/edgar/data/60714/000156459016017698/lxu-10q_20160331.htm OCI Wever 849 $1,300 $2,765 1H13 Update: $1,800 + OCL pleased with US performance, except for loss on Wever plant, total OCL US segment loss $615 EBITDA + $150 settlement between OCI and OCL and $200 completion agreement between OCI and IFCo Initial est.: http://bloximages.chicago2.vip.townnews.com/qctimes.com/content/tncms/assets/v3/editorial/f/ff/fff1b7ba-d15f-11e1-a538-0019bb2963f4/500796e66b57d.pdf.pdf 1H13 Update: http://www.oci.nl/investor-relations/news/2013/08/29/h1-2013-results/, $615 M loss from OCL US Segment: http://www.orascom.com/media/cms_page_media/47/OCL%20Annual%20Report%202015_fJMLxd5.pdf Settlement and loss agreement: http://www.orascom.com/media/cms_page_media/47/H1%202016%20Reviewed%20Financial%20Statements_vYCDwYc.pdf

44 Location Source 2015 2016F 2017F Henry Hub NYMEX 2.63 2.51 3.07 TTF ICE 6.42 4.53 5.47 WEU-Russia Oil Index 7.30 4.43 5.37 Brent Crude NYMEX 54 44 55 Thermal SX Coal / 49 54 68 Anthracite Powder Woodmac 83 75 86 Anthracite 124 115 113 RMB/USD Bloomberg 6.28 6.63 6.85 USD/EUR Bloomberg 1.11 1.11 1.10 USD/GBP Bloomberg 1.53 1.36 1.27 Annual Average Energy Cost - Actual and Forecast Gas Prices ($/Mmbtu) Exchange Rates China Coal ($/tonne) Oil ($/Bbl) 2017 cost curve assumptions 44